UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2018

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of Principal Executive Offices) (Zip Code)
(239) 226-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5    Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders

Alico, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 27, 2018. There were 8,244,357 shares of common stock entitled to be voted and 7,553,179 shares were voted in person or by proxy. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final voting tally certified by the Company’s Inspector of Elections with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 17, 2018.

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	WITHHELD	BROKER NON-VOTES

George R. Brokaw	6,103,489	691,771	757,919
R. Greg Eisner	6,706,038	89,222	757,919
Benjamin D. Fishman	6,700,760	94,500	757,919
W. Andrew Krusen, Jr.	6,706,088	89,172	757,919
Joseph S. Sambuco	6,708,689	86,571	757,919
Henry R. Slack	6,103,551	691,709	757,919
Remy W. Trafelet	6,486,511	308,749	757,919

Proposal 2: The ratification of the Audit Committee’s selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,450,660	30,666	71,853	0

Proposal 3: The advisory approval of the compensation of the named executive officers as disclosed in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN	UNCAST	BROKER NON-VOTES
6,437,419	343,609	14,232	757,919	0

Proposal 4: The advisory approval of the frequency of the company’s named executive officers compensation program (say-on-pay) advisory vote.

3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER
				NON-VOTES
5,124,003	14,298	1,650,615	6,344	757,919

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: February 28, 2018	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer

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